Exhibit 5(a)



           AGREEMENT TO BE BOUND TO THE REGISTRATION RIGHTS AGREEMENT


                  THIS AGREEMENT TO BE BOUND TO THE REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of December 23, 1997, between IXL HOLDINGS, INC., a Delaware corporation (the "Company"), and Kelso Investment Associates V, L.P., a Delaware limited partnership ("Majority Shareholder"), and General Electric Capital Corporation (the "Investor").

                                    RECITALS

                  A. The Company has entered into a Registration Rights Agreement, dated as of April 30, 1996 among the Company and certain other parties, a copy of which is attached hereto and incorporated herein as Exhibit A (the "Registration Rights Agreement"), which addresses the registration of Registrable Securities.

                  B. The Company has agreed to issue to the Investor contemporaneously herewith (i) an aggregate of 15,384 shares of validly issued, fully paid and nonassessable Class B Convertible Preferred Stock of the Company, $.0l par value ("Class B Preferred Stock"), valued at $325.00 per share as of the date hereof, and (ii) warrants evidencing the right to purchase 1,775 shares of Class B Preferred Stock.

                  C. The Company and the Investor desire to make the Investor a party to the Registration Rights Agreement.

                  In consideration of the parties entering into the agreements and carrying out the transactions described in the Registration Rights Agreement, and for other good and valuable consideration, the parties agree as follows:

                  1. Agreement by the Investor. The Investor hereby accepts and agrees to be bound by all of the terms and conditions of the Registration Rights Agreement, as if the Investor was an original party thereto. The Investor further covenants and agrees that the Investor will comply with all of the terms and conditions of the Registration Rights Agreement, as if the Investor was an original party thereto.


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                  2. Agreement by the Company. The Company hereby accepts the
Investor as party to the Registration Rights Agreement as if the Investor was an original party thereto. The Company further covenants and agrees that it will treat the Investor as if it were an original party to the Registration Rights Agreement, affording the Investor all applicable rights and privileges thereunder. The Company represents and warrants that the Registration Rights Agreement attached hereto as Exhibit A is a true and correct copy of the Registration Rights Agreement.

                  3. Consent by Majority Shareholder. The Majority Shareholder hereby consents to this Agreement to be Bound to Registration Rights Agreement.

                  4. The Investor Deemed a Party. The Investor is hereby deemed to be a party to the Registration Rights Agreement as if originally named therein.

                  5. Definitions. Unless otherwise indicated, each capitalized term used herein shall have the meaning specified in the Registration Rights Agreement.


                      [SIGNATURES APPEAR ON FOLLOWING PAGE]







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                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties set forth below as of the date first written above.


                                  IXL HOLDINGS, INC.

                                  By: /s/ James V. Sandry
                                      ----------------------------------------
                                      Title: Executive Vice President



                                  GENERAL ELECTRIC CAPITAL CORPORATION

                                  By: /s/ Tony J. Pantuso
                                      ----------------------------------------
                                      Title: Department Operations Manager



Agreed and consented to this 23rd day of December, 1997:


KELSO INVESTMENT ASSOCIATES V, L.P.

By: KELSO PARTNERS V, L.P.
    as its General Partner

By: /s/ George E. Matelich
    ----------------------------------------
    General Partner








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